=========
                                      SWS
                                   =========

                           STARK - WINTER - SCHENKEIN

November 18, 2003


Mr. Mark Ellis
Indiginet, Inc.
5000 Birch Street
Suite 3000
Newport Beach, CA 92660

Dear Mark:

This is to notify you that the client-auditor relationship between Indiginet, Inc. and Stark Winter Schenkein & Co., LLP is hereby terminated effective immediately.

Sincerely,


/s/ Neil R. Winter
Neil R. Winter, CPA
Partner


CC:  Office of the Chief Accountant
     Securities and Exchange Commission
     450 Fifth Street
     Washington, D.C. 20549

     SEC Practice Section
     American Institute of CPA's
     Harborside Financial Center
     201 Plaza Three
     Jersey City, NJ 07311-3891





     Stark - Winter - Schenkein & Co., LLP - Certified Public Accountants -
                              Financial Consultants
--------------------------------------------------------------------------------
          7535 EAST HAMPTON AVENUE - SUITE 109 - DENVER, COLORADO 80231
      PHONE: 303.694.6700 - FAX: 303.694.6761 - TOLL FREE: 888.766.3985 -
                                WWW.SWSCPAS.COM